Exhibit 99.1

NeuroMetrix Reports Q1 2015 Financial Results and Highlights

Diabetes Product Revenue Growth, Preparation for Quell Launch

WALTHAM, Mass., April 21, 2015 (BUSINESS WIRE) -- NeuroMetrix, Inc. (the “Company”) (Nasdaq: NURO), today reported financial and business highlights for the quarter ended March 31, 2015.

The Company operates in two primary markets - wearable therapeutic technology and point-of-care tests. It is preparing for the launch of its newest product, Quell™, an over-the-counter wearable pain relief device that utilizes proprietary non-invasive neurostimulation technology to provide relief from chronic pain. The device is designed for users with conditions such as diabetic nerve pain, low back and leg pain, fibromyalgia and pain associated with osteoarthritis. The advanced wearable device is lightweight and can be worn during the day while active, and at night while sleeping. It has been cleared by the FDA for treatment of chronic intractable pain without a prescription. Users of the device will also have the option of using their smartphone to automatically track and personalize their pain therapy. Quell was unveiled at the January 2015 International Consumer Electronics Show where it was one of four finalists for “Best of CES” in the health & fitness category. The Company's SENSUS® device offers similar therapy for chronic pain and requires a doctor’s prescription. It has been on the market for two years. The Company’s point-of-care neuropathy test, DPNCheck®, addresses an unmet medical need for accurate and cost-effective screening, diagnosing and monitoring of peripheral neuropathies such as diabetic peripheral neuropathy.

Recent highlights:

o	The Company is focused on Quell commercial launch in the second quarter of 2015. During the first quarter, a direct sales force for the health care professional channel was fielded. A new manufacturing facility capable of handling anticipated Quell demand over the next several years was completed and commissioned.
•	The Company tested market interest in Quell through a pre-ordering initiative on the Indiegogo platform. The campaign goal was pre-orders of 500 Quell devices. This goal was met within two days. At completion of the campaign in mid-April pre-orders exceeded 1,900 Quell devices. These devices are expected to ship in the second quarter of 2015 about the time of Quell commercial launch.
•	The Company reported Q1 revenue of $1.3 million, approximately level with Q1 2014. Revenue from diabetes products was $0.7 million, up 44% from $0.5 million in Q1 2014.
•	DPNCheck biosensor shipments during Q1 2015 totaled nearly 37,000 tests. This was more than double the approximately 18,000 tests shipped in Q1 2014.
•	Cumulative SENSUS shipments passed the milestone of 8,000 devices. In Q1 2015, 1,024 devices were shipped versus 1,448 devices in Q1 2014. During Q1 2015, 5,482 SENSUS electrodes were shipped in comparison with 2,526 electrodes in Q1 2014.

“I’m pleased with the substantial progress we’ve made throughout the Company, both with DPNCheck and toward a second quarter Quell launch target,” said Shai N. Gozani, M.D., Ph.D., President and Chief Executive Officer of NeuroMetrix. “The success of the Indiegogo campaign reinforced our commitment to making Quell available in the marketplace as early as possible. This pre-ordering initiative provided tangible evidence that people suffering from chronic pain are attracted to the Quell concept and willing to purchase in our target price range.”

The Company reported its financial results for Q1 2015. Total revenues were $1.28 million versus $1.33 million for Q1 2014. Gross profit was 50.3 percent of total revenues compared to 53.8 percent in Q1 2014 with the contraction attributable to unabsorbed manufacturing costs during commissioning of the new manufacturing facility. Operating expenses were $3.90 million compared to $2.46 million in Q1 2014. Increased spending reflects product development and marketing costs in support of the Quell launch, and facility relocation costs. The Company recorded a non-cash credit of $1.19 million at March 31, 2015 for the revaluation at fair value of outstanding common stock warrants compared to a $0.51 million revaluation credit at March 31, 2014. Net loss was $2.07 million, or $0.25 per share. This compared to a net loss of $1.22 million for Q1 2014, or $0.21 per share. NeuroMetrix reported Q1 2015 net cash usage of $2.82 million and ended the period with cash and cash equivalents of $6.40 million.

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Company to Host Live Conference Call and Webcast

NeuroMetrix management will host a conference call today, April 21, 2015 at 8:00 a.m., Eastern Time. To access the call in the United States, dial 866-515-2907 and use the confirmation code 79645171. Internationally, the conference call may be accessed by dialing 617-399-5121 and using the same confirmation code. The call will also be webcast and will be accessible from the Company's website at http://www.NeuroMetrix.com under the "Investor Relations" tab. A replay of the conference call will be available starting two hours after the call by dialing 888-286-8010, domestically and 617-801-6888, internationally. The confirmation code to access the replay is 28147274. The replay will be available for two weeks after the conference call.

About NeuroMetrix

NeuroMetrix is an innovative health-care company that develops wearable medical technology and point-of-care tests that help patients and physicians better manage chronic pain, nerve diseases, and sleep disorders. For more information, please visit http://www.NeuroMetrix.com.

Safe Harbor Statement

The statements contained in this press release include forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including, without limitation, statements regarding the company’s or management’s expectations relating to (i) the launch of Quell in the second quarter of 2015, (11) that the Indiegogo campaign for Quell is indicative of consumer interest in Quell and that consumers will purchase Quell at the target price, (iii) the adoption of SENSUS and DPNCheck, and (iv) ability to build a successful business focused on diabetic neuropathy. While the company believes the forward-looking statements contained in this press release are accurate, there are a number of factors that could cause actual events or results to differ materially from those indicated by such forward-looking statements, including, without limitation, estimates of future performance, and the ability to successfully develop, receive regulatory clearance, commercialize and achieve market acceptance for any products. There can be no assurance that future developments will be those that the company has anticipated. Such forward-looking statements involve known and unknown risks, uncertainties and other factors including those risks, uncertainties and factors referred to in the company’s most recent Annual Report on Form 10-K as well as other documents that may be filed from time to time with the Securities and Exchange Commission or otherwise made public. The company is providing the information in this press release only as of the date hereof, and expressly disclaims any intent or obligation to update the information included in this press release or revise any forward-looking statements.

Source: NeuroMetrix, Inc.

Thomas T. Higgins

SVP and Chief Financial Officer

781-314-2761

neurometrix.ir@neurometrix.com

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NeuroMetrix, Inc.

Condensed Statements of Operations

(Unaudited)

	Quarter Ended March 31,
	2015	2014

Revenues	$1,282,960	$1,331,537
Cost of revenues	637,261	615,081
Gross profit	645,699	716,456
Operating expenses:
Research and development	902,542	863,718
Sales and marketing	1,455,686	446,216
General and administrative	1,546,090	1,146,757
Total operating expenses	3,904,318	2,456,691

Loss from operations	(3,258,619)	(1,740,235)
Interest income	1,089	1,036
Change in fair value of warrant liability	1,186,302	514,600

Net loss	$(2,071,228)	$(1,224,599)

Net loss per common share data, basic and diluted	$(0.25)	$(0.21)

Condensed Balance Sheets

(Unaudited)

	March 31, 2015	December 31, 2014

Cash and cash equivalents	$6,403,123	$9,221,985
Other current assets	1,819,695	1,868,140
Noncurrent assets	908,084	312,105
Total assets	$9,130,902	$11,402,230

Current liabilities	$3,318,933	$2,698,148
Noncurrent liabilities:
Common stock warrants	4,121,030	5,307,332
Other	9,296	9,635
Stockholders’ equity	1,681,643	3,387,115
Total liabilities and stockholders’ equity	$9,130,902	$11,402,230

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